As filed with the Securities and Exchange Commission on July 22, 2005

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0439579
(State of incorporation)	(I.R.S. Employer Identification No.)

383 COLOROW DRIVE

SALT LAKE CITY, UTAH 84108-1256

(801) 583-4939

(Address and telephone number of registrant’s principal executive offices and principal place of business)

2005 OMNIBUS INCENTIVE PLAN

(Full Title of the Plans)

KEVIN ONTIVEROS, ESQ.

ASSISTANT GENERAL COUNSEL

383 COLOROW DRIVE

SALT LAKE CITY, UTAH 84108-1256

(801) 583-4939

(Name, Address and telephone number of agent for service)

Calculation of Registration Fee

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, Par Value $0.001	2,700,000	$11.76	(1)	$31,752,000	(1)	$3,737.21

(1)	The offering price per share was estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of Regulation C. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the $11.76 average of the high and low prices of the Registrant’s common stock on July 20, 2005 as reported on the NASDAQ National Market.

Part I.

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) and Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) have been or will be sent or given to participants in the 2005 Omnibus Incentive Plan. Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by NPS Pharmaceuticals, Inc. (the “Company”) with the Commission are hereby incorporated by reference:

1.	Annual Report on Form 10-K as filed with the Commission on March 8, 2005;

2.	Quarterly Report on Form 10-Q as filed with the Commission on May 10, 2005;

3.	Current Reports on Form 8-K as filed with the Commission on May 10, 2005, March 30, 2005, March 8, 2005, March 4, 2005, March 1, 2005, February 9, 2005 and February 7, 2005;

4.	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed May 23, 1994, under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description; and

5.	All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2004.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable

Item 6. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Amended and Restated Bylaws also provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent not prohibited by Delaware law.

The Company’s Amended and Restated Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Company maintains a directors’ and officers’ liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances, in the event that indemnification payments are made to such directors and officers.

The foregoing summaries are necessarily subject to the complete text of the Delaware statute, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed

Not applicable

Item 8. Exhibits

The following exhibits are attached to this Registration Statement.

Exhibit Number	Description
4.1A	Amended and Restated Certificate of Incorporation of the Registrant. (1)

4.1B	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant. (2)

4.1C	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated December 18, 1996. (3)

4.1D	Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated September 5, 2000. (2)

4.1E	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated September 30, 2003. (4)

4.2A	Amended and Restated Bylaws of the Registrant. (1)

4.2B	Certificate of Adoption of Amendments to the Amended and Restated Bylaws of the Registrant, dated February 19, 2003. (5)

4.3	Specimen Common Stock Certificate. (6)

4.4A	Rights Agreement, dated as of December 4, 1996, between the Registrant and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase Shares of Preferred Stock of the Registrant. (7)

4.4B	First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated December 31, 2001. (7)

4.4C	Second Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated February 19, 2003. (7)

4.3	Indenture, dated as of June 17, 2003, between Registrant and U.S. Bank National Association, as Trustee, including the form of 3% Convertible Subordinated Notes due 2008 attached as Exhibit A thereto. (8)

4.4	Composite Indenture, dated as of December 22, 2004, by and between Cinacalcet Royalty Sub LLC, a wholly-owned subsidiary of Registrant, and U.S. National Bank Association, incorporating the amendments provided for in the Supplemental Indenture dated as of February 2, 2005, between the same parties. (9)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5.1 Opinion of Counsel)

24.1	Power of Attorney (contained on signature page)

99.1	2005 Omnibus Incentive Plan

(1)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Form 10-K for the year ended December 31, 2004 (SEC File No. 000-23272, Film No. 05667287, filing date March 8, 2005).
(2)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form S-3 filed on September 6, 2000 (SEC File No. 333-45274, Film No. 717603).
(3)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Current Report on Form 8-K dated December 19, 1996 (SEC File No. 000-23272, Film No. 96683282, filing date December 19, 1996).
(4)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (SEC File No. 2372, Film No. 04582125, filing date February 10, 2004).

(5)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2002 (SEC File No. 000-23272, Film No. 03612691, filing date March 21, 2003).
(6)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form S-1 filed on January 21, 1994 (SEC File No. 333-74318).
(7)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form 8-A/A (SEC File No. 000-23272, Film No. 03575669, filing date February 21, 2003).
(8)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (SEC File No. 000-23272. Film No. 03838243, filing date August 12, 2003).
(9)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Current Report on Form 8-K dated February 2, 2005 (SEC File No. 2372, Film No. 05578512, filing date February 7, 2005).

Item 9. Undertakings

(a)	The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Salt Lake City, County of Salt Lake, State of Utah, on July 22, 2005.

NPS PHARMACEUTICALS, INC.
A Delaware Corporation

By:	/s/ KEVIN J. ONTIVEROS
Kevin J. Ontiveros
Its:	Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kevin J. Ontiveros and Hunter Jackson, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date
/s/ HUNTER JACKSON Hunter Jackson	Chief Executive Officer & Chairman of the Board (Principal Executive Officer)	July 22, 2005

/s/ GERARD J. MICHEL Gerard J. Michel	Vice President Corporate Development & Chief Financial Officer (Principal Financial & Accounting Officer)	July 22, 2005

/s/ SANTO J. COSTA Santo J. Costa	Director	July 22, 2005

/s/ JOHN R. EVANS John R. Evans	Director	July 22, 2005

/s/ JAMES G. GRONINGER James G. Groninger	Director	July 22, 2005

/s/ JOSEPH KLEIN, III Joseph Klein, III	Director	July 22, 2005

/s/ DONALD E. KUHLA Donald E. Kuhla	Director	July 22, 2005

/s/ THOMAS N. PARKS Thomas N. Parks	Director	July 22, 2005

/s/ CALVIN STILLER Calvin Stiller	Director	July 22, 2005

/s/ PETER G. TOMBROS Peter G. Tombros	Director	July 22, 2005

/s/ MICHAEL BONNEY Michael Bonney	Director	July 22, 2005

/s/ RACHEL SELISKER Rachel Selisker	Director	July 22, 2005

Exhibit Index

Exhibit Number	Description
4.1A	Amended and Restated Certificate of Incorporation of the Registrant. (1)

4.1B	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant. (2)

4.1C	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated December 18, 1996. (3)

4.1D	Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated September 5, 2000. (2)

4.1E	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated September 30, 2003. (4)

4.2A	Amended and Restated Bylaws of the Registrant. (1)

4.2B	Certificate of Adoption of Amendments to the Amended and Restated Bylaws of the Registrant, dated February 19, 2003. (5)

4.3	Specimen Common Stock Certificate. (6)

4.4A	Rights Agreement, dated as of December 4, 1996, between the Registrant and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase Shares of Preferred Stock of the Registrant. (7)

4.4B	First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated December 31, 2001. (7)

4.4C	Second Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated February 19, 2003. (7)

4.3	Indenture, dated as of June 17, 2003, between Registrant and U.S. Bank National Association, as Trustee, including the form of 3% Convertible Subordinated Notes due 2008 attached as Exhibit A thereto. (8)

4.4	Composite Indenture, dated as of December 22, 2004, by and between Cinacalcet Royalty Sub LLC, a wholly-owned subsidiary of Registrant, and U.S. National Bank Association, incorporating the amendments provided for in the Supplemental Indenture dated as of February 2, 2005, between the same parties. (9)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5.1 Opinion of Counsel)

24.1	Power of Attorney (contained on signature page)

99.1	2005 Omnibus Incentive Plan

(1)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Form 10-K for the year ended December 31, 2004 (SEC File No. 000-23272, Film No. 05667287, filing date March 8, 2005).
(2)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form S-3 filed on September 6, 2000 (SEC File No. 333-45274, Film No. 717603).

(3)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Current Report on Form 8-K dated December 19, 1996 (SEC File No. 000-23272, Film No. 96683282, filing date December 19, 1996).
(4)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (SEC File No. 2372, Film No. 04582125, filing date February 10, 2004).
(5)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2002 (SEC File No. 000-23272, Film No. 03612691, filing date March 21, 2003).
(6)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form S-1 filed on January 21, 1994 (SEC File No. 333-74318).
(7)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form 8-A/A (SEC File No. 000-23272, Film No. 03575669, filing date February 21, 2003).
(8)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (SEC File No. 000-23272. Film No. 03838243, filing date August 12, 2003).
(9)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Current Report on Form 8-K dated February 2, 2005 (SEC File No. 2372, Film No. 05578512, filing date February 7, 2005).